Exhibit 3.22

REGISTERED AND FILED
AS NO: 73698 THIS 14th day OF MAY 1997 /s/ Grace Lucy Ebanks ASST REGISTRAR OF COMPANIES CAYMAN ISLANDS
THE COMPANIES LAW
COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
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SMART MODULAR TECHNOLOGIES (PUERTO RICO) INC.
1.	The regulations contained in Table A of The Companies Law do not apply to this Company and the following are the Articles of Association of the Company.

2.	In these Articles unless otherwise defined:-

“the Articles” means the Articles of Association of the Company as originally hereby framed, or as altered by special resolution;

“the Auditors” means the persons for the time being performing the duties of Auditors of the Company;

“the Company means the above named Company;

“Debenture” means debenture stock, mortgages, bonds and any other securities of the Company whether constituting a charge on the assets of the Company or not;

“the Directors” means the persons for the time being occupying the position of Directors or any of them;

“Dividend” includes bonus;

“the Law” means the Companies Law (Revised), Cap 22 of the Cayman Islands and every statutory modification or re-enactment thereof for the time being in force;

“Month” means calendar month;

“Paid-up” means paid-up and/or credited as paid-up;

“the Register” means the Register of Members required to be kept by Section 39 of the Law;

“the Registered Office” means the Registered Office for the time being of the Company;

“The Seal” means the Common Seal of the Company or any duplicate thereof;

the Secretary” includes an Assistant Secretary and any persons appointed to perform duties of Secretary of the Company;

“Share” includes a fraction of a share;

“Special Resolution” has the meaning assigned to it in the Law;
[SEAL]

Expressions referring to writing shall, unless the contrary intention appears, be construed as including references to all modes of representing or reproducing words in a visible form.

Words importing the singular number only include the plural and vice-versa. Words importing the masculine gender only include the feminine gender. Words importing persons only include corporations.

Subject as aforesaid, any words or expressions contained in these Articles shall, unless the context otherwise requires, bear the same meanings as in the Law.

3.	The business of the Company may be commenced as soon after incorporation as the Directors or Subscribers to the Memorandum of Association shall see fit, notwithstanding that part only of the shares may have been allotted.
ISSUE OF SHARES
4.	The shares of the Company shall be at the disposal of the Directors and they may allot or otherwise dispose of them to such persons (including any Director of the Company) on such terms and conditions, and at such time as the Directors may determine.

5.	The Company may issue fractions of a share.

6.	Subject to the provisions if any in that behalf in the Memorandum of Association and to the Law and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred, or other rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Directors may from time to time determine.

7.	Certificates representing shares of the Company shall be in such form as shall be determined by the Directors.

8.	Every Certificate shall be issued under Seal and shall be signed by a Director and by the Secretary or by such other officers authorised from time to time by the Directors or by these Articles. All Certificates shall be consecutively numbered or otherwise identified and shall specify the name and address of the person to whom the shares are issued, the number of shares held, the amount paid thereon and the date of issue.

9.	If any of the issued shares of the Company or any of the issued shares of a particular class are not fully paid-up or do not rank pari passu for all purposes, the issued shares of the Company or of the particular class shall each be distinguished by an appropriate number.

10.	Every person whose name is entered as a member in the Register shall be entitled without payment to receive one Certificate for all his shares or several Certificates each for one or more of his shares. Provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one Certificate and delivery of a Certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

11.	All Certificates for shares surrendered for transfer shall be cancelled and no new Certificates shall be issued until the former Certificate for a like number of shares shall have been surrendered and cancelled.

12.	Notwithstanding the foregoing Article hereof, if a Certificate is defaced lost or destroyed it may be renewed on such terms (if any) as to evidence and indemnity and the payment of out of pocket expenses of the Company incurred in investigating evidence as the Directors may prescribe.
REDEMPTION AND PURCHASE OF SHARES
13.	Subject to the provisions of the Law and the Memorandum of Association shares may be issued on the terms that they are or at the option of the Company or the holder are liable to be redeemed on such terms and in such manner as the Company before the issue of the shares may by Special Resolution determine.

14.	Subject to the provisions of the Law and the Memorandum of Association the Company may purchase its own shares, including any redeemable shares, provided that the manner of purchase has first been authorised by resolution of the Company in general meeting.

15.	Subject to the provisions of the Law the Company may make payment in respect of the redemption or purchase of its own shares otherwise than out of its profits or the proceeds of a fresh issue of shares including out of capital.

16.	Shares redeemed or purchased shall be treated as cancelled on redemption or purchase and the amount of the Company’s issued share capital shall be diminished accordingly, but the redemption or purchase shall not to be taken as reducing the amount of the Company’s authorised share capital.
BEARER SHARES
17.	If the Company is registered as an exempted company it may issue shares that are negotiable or in bearer form (hereinafter called Bearer Shares) or may exchange non-negotiable shares for Bearer Shares or vice versa, provided that all such shares are fully paid-up and non-assessable.

18.	Before the exchange of non-negotiable shares for Bearer Shares or vice versa, the Certificate for the shares intended to be exchanged shall be delivered to the Directors for cancellation.

19.	Bearer Share Certificates shall be issued under Seal and shall state that the bearer is entitled to the shares therein specified, and may provide by coupons or otherwise for the payment of dividends or other moneys on the shares included therein.

20.	Subject to the provisions of the Law and of these Articles, the bearer of a Bearer Share Certificate shall be deemed to be a member of the Company and shall be entitled to the same rights and privileges as he would have had if his name had been included in the Register as the holder of the shares. Provided that the Articles hereof regarding the transfer and transmission of shares shall not apply to bearer shares.

21.	No person shall, as bearer of a Bearer Share Certificate, be entitled to attend or vote or exercise in respect thereof any of the rights of a member at any general meeting of the Company, or sign any requisition for or give notice of intention to submit a resolution to a meeting, unless he shall have produced and deposited the Bearer Share Certificate at the Registered Office of the Company, or such other place as the Directors may appoint, or otherwise have satisfied the Directors as to the ownership of the bearer share by voluntary declaration or other evidence in respect of which he claims to act, attend, or vote as aforesaid,

22.	Not more than one name shall be received as that of the holder of a Bearer Share Certificate.

23.	If any Bearer Share Certificate or coupon be worn out or defaced, the Directors may, upon the surrender thereof for cancellation issue a new one in its stead, and if any Bearer Share Certificate or coupon be lost or destroyed, the Directors may upon the loss or destruction being established to their satisfaction, and upon such indemnity being given to the Company as they shall think adequate, issue a new one in its stead, and in either case on payment of such sum not exceeding one dollar as the Directors may from time to time require. In case of loss or destruction the person to whom-such new Bearer Share Certificate or coupon is issued shall also pay to the Company all expenses incidental to the investigation by the Company of the evidence of such loss or destruction and to such indemnity.

24.	The shares included in any Bearer Share Certificate shall be transferred by the delivery of the Certificate without any written transfer and without registration, and to shares so included the provisions of these Articles relating to the transfer of shares shall not apply.

25.	Upon surrender of his Bearer Share Certificate to the Directors for exchange or cancellation, the bearer of a Bearer Share Certificate shall be entitled to have his name entered as a member in the Register in respect of the shares included in the Certificate, but the Company shall not be responsible for any loss incurred by any person by reason of the Company entering in the Register upon the surrender of a Certificate the name of any person not the true and lawful owner of the Certificate surrendered.

26.	No person shall as bearer of a Bearer Share Certificate be entitled to receive any notices from the Company.
VARIATION OF RIGHTS
27.	If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class.

28.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of the issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES
29.	When permitted by the Law the Company may pay to any person a commission in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares or debentures of the Company, or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any shares or debentures of the Company, provided that such commission shall not exceed 10 per cent of the price at which such shares or debentures are issued, or an amount equivalent to such percentage. Any such commission may be satisfied in fully paid shares or debentures of the Company.
NON-RECOGNITION OF TRUSTS
30.	Except as required by the Law, no person shall be recognised by the Company as holding any shares upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or (except only as otherwise provided by these Articles or by the Law) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder or in the case of a Bearer Share Certificate in the bearer of the Certificate for the time being.
LIEN ON SHARES
31.	The Company shall have a first and paramount lien on every share for all moneys, whether presently payable or not, called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company; but the Directors may at any time declare any shares to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a share shall extend to all dividends payable thereon. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon.
32.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.
33.	To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.
34.	The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares prior to the sale.

CALL ON SHARES
35.	The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that no call shall exceed one-fourth of the nominal value of the share or be payable in less than one month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares.
36.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.
37.	A call may be revoked or postponed as the Directors may determine.
38.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.
39.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding 8 per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.
40.	Any such sum which by the terms of issue of a share becomes payable on allotment or at any fixed date (whether on account of the nominal value of the share or by way or premium) shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of the Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.
41.	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid, and the times of payment.
42.	The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for advance, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) 8 per centum per annum, as may be agreed upon between the Directors and the member paying such sum in advance.
43.	No such sum paid in advance of calls shall entitle the member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would but for such payment become presently payable.

TRANSFER OF SHARES
44.	Every instalment of transfer shall be left at the Registered Office of the Company for registration, accompanied by the Certificate covering the shares to be transferred and such other evidence as the Directors may require to prove the title of the transferor to, or his right to transfer, the shares.
45.	The instrument of transfer of any share which need not be under seal shall be signed by or on behalf of the transferor and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register in respect thereof.
46.	Subject to such of the restrictions of the Articles as may be applicable, any member may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the Directors may approve.
47.	The Directors may, in their absolute discretion, and without assigning any reason therefor, refuse to register any transfer of any share, whether or not it is a fully paid up share and whether or not the Company has a lien on such share.
48.	The Directors may also decline to recognise any instrument of transfer unless:-
(a)	the instrument of transfer is accompanied by the Certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; and

(b)	the instrument of transfer is in respect of only one class of share.
49.	If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.
50.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.
TRANSMISSION OF SHARES
51.	In case of the death of a registered member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.
52.	A person becoming entitled to a registered share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors to show his title to the share elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy, as the case may be.

53.	A person becoming entitled to a registered share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within fourteen days the Directors may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.
FORFEITURE OF SHARES
54.	If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalments together with any interest which may have accrued, and all expenses that may have been incurred by the Company by reason of such non-payment.
55.	The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.
56.	If the requirements of any such notice as aforesaid are not complied with any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited, by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before forfeiture.
57.	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.
58.	A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding remain liable to pay to the Company all moneys, which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.
59.	A declaration in writing that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share or any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

ALTERATION OF SHARE CAPITAL
60.	Subject to and insofar as permitted by provisions of the Law, the Company may from time to time by ordinary resolution of the members alter or amend its Memorandum of Association in order to:
(a)	increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights priorities and privileges annexed thereto as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)	convert all or any of its paid-up shares into stock and reconvert that stock into paid-up shares of any denomination;

(d)	subdivide its existing shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association, or into shares without nominal or par value;

(e)	cancel any shares which at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person, and thereafter diminish the amount of its share capital by the amount of the shares so cancelled, or in the case of shares without nominal or par value, diminish the number of shares into which its capital is divided. A cancellation of shares pursuant to this Article shall not be a reduction of share capital within the meaning of the Law.
61.	All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmissions, forfeiture, and otherwise as the shares in the original share capital.
REDUCTION OF SHARE CAPITAL
62.	Subject to the provisions of the Law and these Articles, and subject to confirmation by the Court, the Company may by Special Resolution reduce its share capital, any Capital Redemption Reserve Fund or any Share Premium Account in any manner, and may alter its Memorandum of Association by reducing the amount of its share capital and the number and value of its shares accordingly.
ALTERATION OF MEMORANDUM OF ASSOCIATION
63.	Subject to the provisions of the Law, the Company may by Special Resolution change its name or alter its objects.
64.	Subject to the provisions of the Law, the Company by resolution of the Directors may change the location of its registered office.

CONVERSION OF SHARES INTO STOCK
65.	The holders of stock may transfer the same, or any part thereof, in the same manner, and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit; and the Directors may from time to time fix a minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of the shares from which the stock arose.
66.	The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that privilege or advantage.
67.	Such of the Articles as are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” therein shall include “stock” and “stockholder.”
STATUTORY MEETINGS
68.	The Company, if registered as an ordinary company under the Law, shall hold a general meeting once in every calendar year at such time and place as may be resolved by the Company in general meeting or, in default, at such time and place as the Directors may determine or in default at such time in the third month following that in which the anniversary of the Company’s incorporation occurs and at such place as the Directors shall appoint. In default of a general meeting being so held, a general meeting shall be held in the month next following and may be convened by a quorum of members (as defined in these Articles) in the same manner as nearly as possible as that in which meetings are to be convened by the Directors.
69.	The above mentioned general meetings shall be called annual general meetings; all other general meetings shall be called extraordinary general meetings.
70.	The Company, if registered as an exempted company under the Law, may but shall not be obliged to hold an annual general meeting, but shall hold at least one meeting of the Board of Directors in the Cayman Islands in each calendar year.
EXTRAORDINARY GENERAL MEETINGS
71.	The Directors may, whenever they think fit, convene an extraordinary general meeting. If at any time there are not sufficient Directors capable of acting to form a quorum, any Director or a quorum of members (as defined in these Articles) may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.
72.	The Directors shall, upon the requisition in writing of one or more members holding in the aggregate not less that one-tenth of such paid-up capital of the company as at the date of the requisition carries the right of voting at general meetings, convene an extraordinary general meeting. Any such requisition shall express the object of the meeting proposed to be called and shall be left at, or posted to, the registered office of the Company.
73.	If the Directors do not proceed to convene an extraordinary general meeting within twenty-one days from the date of such requisition being left as aforesaid, the requisitionists or any or either of them or any other member or members holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, may convene an extraordinary general meeting to be held at the Registered Office of the Company or at some convenient place at such time, subject to these Articles as to notice, as the persons convening the meeting fix.
NOTICE OF GENERAL MEETINGS
74.	Subject to the provisions of Section 59 of the Law relating to special resolutions, seven days notice at the least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which the notice is given) specifying the place, the day and the hour of meeting and, in case of special business, the general nature of that business shall be given in the manner hereinafter provided, or in such other manner (if any) as may be prescribed by the Company in general meeting, to such persons as are, under the Articles of the Company entitled to receive such notices from the Company; but with the consent of all the members entitled to receive notice of some particular meeting, and that meeting may be convened by such shorter notice and in such manner as those members may think fit.
75.	The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by any member entitled to receive notice shall not invalidate the proceedings at any meeting.
PROCEEDINGS AT GENERAL MEETINGS
76.	All business that is transacted at an extraordinary general meeting and all that is transacted at an annual general meeting, with the exception of the sanctioning of a dividend, the consideration of the accounts, balance sheet, the annual report of the Directors and the report of the Auditors, the election of Directors, and the appointment of and the fixing of the remuneration of the Auditors, shall be deemed to be special.
77.	No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. The quorum necessary shall when the number of members exceeds two, be two and when the number of members does not exceed two, be one, either present in person or by proxy.
78.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members shall be dissolved; in any other case it shall adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine.

79.	The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.
80.	If at any meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be Chairman of the meeting.
81.	The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.
82.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded
(a)	by the Chairman; or

(b)	by any member or members present in person or by proxy and representing not less that one tenth of the total voting rights of all the members having the right to vote at the meeting; or

(c)	by a member or members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all the shares conferring that right.
83.	Unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried or carried unanimously or by a particular majority, or lost, an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or portion of the votes recorded in favour of or against such resolution.
84.	A demand for a poll may be withdrawn.
85.	In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a casting vote.
86.	A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner as the Chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. Any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

87.	When all members entitled to be present and vote at a general meeting sign either personally or by proxy the minutes of a general meeting, the same shall be deemed to have been duly held notwithstanding that the members have not actually come together or that there may have been technical defects in the proceedings and a resolution in writing signed by all members aforesaid shall be as valid and effectual as if it had been passed at a meeting of the members duly called and constituted.
88.	A Special Resolution may be approved in writing by all members entitled to vote at a general meeting of the Company in one or more identical instruments circulated and each signed by one or more of the members aforesaid, and the effective date of the Special Resolution so adopted shall be the date specified therein, or if not specified shall be the date on which the instrument or the last of several such instruments, if more than one, is executed.
VOTES OF MEMBERS
89.	Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person shall have one vote, and on a poll every member shall have one vote for each share of which he is the holder.
90.	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register.
91.	A member of unsound mind, or in respect of whom an order has been made by any Court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that Court, and any such committee, receiver, curator bonis or other person may, on a poll, vote by proxy.
92.	No member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the date of such meeting and unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.
93.	No objection shall be raised to the qualifications of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decisions shall be final and conclusive.
94.	On a poll votes may be given either personally or by proxy.
PROXIES
95.	The instrument appointing a proxy shall be in writing under the hand of the appointer or of his Attorney duly authorised in writing, or, if the appointor is a Corporation, either under seal or under the hand of an officer or Attorney duly authorised. A proxy need not be a member of the Company.

96.	The instrument appointing a proxy and the Power of Attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the Registered Office or at such other place within or without the Cayman Islands as is specified for that purpose in the notice convening the meeting, not less than 24 hours before the time for holding the meeting or adjourned meeting, at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.
97.	The instrument appointing a proxy may be in any form acceptable to the Directors and may be expressed to be for a particular meeting and/or any adjournment thereof or generally until revoked.
98.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.
99.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its Registered Office before the commencement of the meeting or adjourned meeting at which the proxy is used.
CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS
100.	Any Corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the Corporation which he represents as that Corporation could exercise if it were an individual member of the Company.
101.	Any share of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.
DIRECTORS
102.	There shall be a Board of Directors consisting of not less than one (1) or more than ten (10) persons (exclusive of Alternate Directors) provided however that the Company may from time to time by ordinary resolution increase or reduce the maximum number of Directors who may constitute the Board of Directors.
103.	The first Directors shall be determined in writing by the Subscriber to the Memorandum of Association.
104.	The shareholding qualification for Directors may be fixed by the Company in general meeting, and unless and until so fixed no qualification shall be required.

105.	The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors may also be paid travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the company, or receive a fixed allowance in respect thereof as may be determined by the Directors from time to time or a combination of partly of one such method and partly the other.
106.	A Director or Alternate Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company unless the Company otherwise directs in general meeting.
107.	The Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services other than their ordinary routine work as Directors. Any fees paid to a Director who is also counsel or Attorney-at-Law to the Company, or otherwise serves it in a professional capacity, shall be in addition to his remuneration as a Director.
108.	A Director or Alternate Director may act by himself or by his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or Alternate Director; provided that nothing herein contained shall authorise a Director or Alternate Director or his firm to act as Auditor of the Company.
ALTERNATE DIRECTORS
109.	Any Director may from time to time appoint any person to be an Alternate Director, provided that a majority of the Directors do not object to such appointment. The appointee, while he holds office as an Alternate Director, shall be entitled to attend and vote at any such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in the absence of such appointor, but he shall not require any qualification, and shall not be entitled to any remuneration from the Company otherwise than out of the remuneration of the Director appointing him, as may be agreed between the said Director and the appointee. Any appointment so made may be revoked at any time by the appointor or by resolution of the Directors, or by an ordinary resolution of the Company in general meeting. Any appointment, or revocation by the appointor, made under this Article shall be in writing, and notice in writing shall be given to the Registered Office or to some other place as the Company may determine from time to time. An appointment of an Alternate Director under this Article shall not prejudice the right of the appointor to attend and vote at meetings of the Directors and the powers of the Alternate Director shall automatically be suspended during such time as the Director appointing him is himself present in person at a meeting of the Directors.

POWERS AND DUTIES OF DIRECTORS
110.	The business of the Company shall be managed by the Directors, or a sole Director if only one is appointed, who may pay all expenses incurred in promoting and registering the Company, and may exercise all such powers of the Company as are not, by the Law or by these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any regulation of these Articles, to the provision of the Law and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by the Company in general meeting; but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.
111.	The Directors may from time to time appoint one or more of their body to the office of Managing Director for such period and on such terms and with such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as they shall determine, and subject to the terms of any agreement entered into in any particular case, may revoke such appointment. A Director so appointed shall not, whilst holding that office, be subject to retirement but he shall be subject to the same provisions as regards removal and disqualification as the other Directors and his appointment shall be automatically determined if he ceases for any cause to be a Director.
112.	The Directors may entrust to and confer upon a Managing Director any powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, alter, withdraw or vary all or any of such powers.
113.	The Directors may from time to time and at any time by Power of Attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the Attorney or Attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such Powers of Attorney may contain such provisions for the protection and convenience of persons dealing with any such Attorney as the Directors may think fit and may also authorise any such Attorney to delegate all or any of the powers, authorities and discretions vested in him.
1.14.	All cheques, promissory notes, drafts, bills of exchange or other negotiable instruments, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time determine by resolution.
115.	The directors shall cause minutes to be made in books provided for the purpose:-
(a)	of all appointments of Officers made by the Directors;

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company, and of the Directors, and of committees of Directors.

116.	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and make contributions to any fund and pay premiums for the purchase or provisions of any such gratuity, pension or allowance.
117.	The Directors may exercise all the powers of the Company to borrow or raise moneys, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debenture, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.
DIRECTOR OR OFFICER CONTRACTING WITH COMPANY
118.	No Director or officer shall be disqualified by his office from contracting and/or dealing with the Company as vendor, purchaser or otherwise; nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director or officer shall be in any way interested be avoided; nor shall any Director or officer so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director or officer holding that office or the fiduciary relationship thereby established, provided that the nature of his interest must be disclosed by him at the meeting of the Directors at which the contract or arrangement is determined on if his interest then exists, or in any other case at the first meeting of the Directors after the acquisition of his interest. A Director having disclosed his interest as aforesaid, shall be entitled to vote as a Director in respect of any contract or arrangement in which he is so interested as aforesaid.
119.	A general notice that a Director is a member of a specified firm or company, and is to be regarded as interested in all transactions with that firm or company, shall be a sufficient disclosure under the foregoing Article as regards such Director and the said transactions, and after such general notice it shall not be necessary for such Director to give a special notice relating to any particular transaction with that firm or company.
120.	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine.
DISQUALIFICATION OF DIRECTORS
121.	The office of Director shall be vacated if the Director:-
(a)	becomes bankrupt or makes any arrangement or composition with his creditors; or

(b)	is found to be or becomes of unsound mind; or

(c)	resigns his office by notice in writing to the Company; or

(d)	is absent from the meetings of the Directors for a continuous period of six months without special leave of absence from the Directors, and they resolve his office to be vacated; or

(e)	is removed from office by an ordinary resolution duly passed by the Company in general meeting; or

(f)	is requested by all his Co-Directors to resign.
APPOINTMENT AND REMOVAL OF DIRECTORS
122.	The Company may by ordinary resolution appoint any person to be a Director and may in a like manner remove any Director and may in a like manner appoint another person in place of a Director removed from office.
123.	The Directors shall have power at any time, and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors (exclusive of Alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles.
124.	If the Company is registered as an Ordinary Company under the Law, all the Directors for the time being, howsoever appointed, shall retire from office at each annual general meeting and the Company shall elect Directors to serve on the Board of Directors until the close of the next annual general meeting of the Company or their earlier removal or resignation. A Director retiring at an annual general meeting shall retain office until the close of the meeting, and shall be eligible for re-election. Provided that a Director appointed to the office of Managing Director shall not, while holding that office, be subject to retirement.
PROCEEDINGS OF DIRECTORS
125.	The Directors may meet together (either within or without the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the Chairman shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.
126.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall when the number of Directors exceeds two, be two and when the number of Directors does not exceed two, be one. For the purposes of this Article an Alternate Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.
127.	The continuing Directors or sole continuing Director may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of summoning a general meeting of the Company, but for no other purpose.
128.	The Directors may elect a Chairman of their meetings and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

129.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the Directors.
130.	A committee may elect a Chairman of its meetings; if no such Chairman is elected, or if at any meeting the Chairman is not present the members present may choose one of their number to be Chairman of the meeting.
131.	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the Chairman shall have a second or casting vote.
132.	All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment or continuance in office of any such Director or person acting as aforesaid, or that they, or any of them were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified to be a Director and had been entitled to be a Director.
133.	A resolution in writing, signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors including an Alternate Director if entitled, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held. Such resolution may be executed in one or more identical instruments circulated and each signed by one or more of the Directors, and the effective date of the resolution so adopted shall be the date specified therein, or if not specified shall be the date on which the instrument or the last of several such instruments, if more than one, is executed.
PRESUMPTION OF ASSENT
134.	A director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.
MANAGEMENT OF THE COMPANY
135.	The Directors may, from time to time, provide for the management of the affairs of the Company abroad in such manner as they think fit, and the provisions contained in the three next following sub-clauses shall be without prejudice to the general powers conferred by this paragraph.
(a)	The Directors, from time to time, and at any time, may establish any committees, local boards or agencies for managing any of the affairs of the Company abroad, and may appoint any persons to be members of such committees or local boards, or any managers or agents, and may fix their remuneration.

(b)	The Directors, from time to time, and at any time, may delegate the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancy therein, and to act notwithstanding vacancies, and such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit, and the Directors may at any time remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(c)	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.
OFFICERS
136.	Officers of the Company may be elected by the Company or appointed by the Directors and may consist of a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other Officers as the Company or the Directors may from time to time think necessary and all such Officers shall perform such duties as may be prescribed by the Directors. They shall hold office until their successors are elected or appointed but any Officer may be removed at any time by the Company in general meeting or by the Directors. If any office becomes vacant the Company in general meeting or the Directors may fill the same. Any person may hold more than one of these offices and no officer need be a member or Director of the Company.
THE SEAL
137.	The Seal of the Company shall not be affixed to any instrument except by the authority of the Directors and every instrument to which the Seal shall be affixed shall be signed by a Director or by the Secretary or by some other person appointed by the Directors for the purpose.
138.	Notwithstanding the provisions of the foregoing Article hereof, the Secretary shall have the authority to affix the Seal over his signature to Returns, lists, notices and Certificates or any other document of the Company for the purpose of attesting authenticity of the matters contained therein but which does not create any obligation binding the Company.
139.	The Company may exercise the powers conferred by Section 83 of the Law with regard to having an official seal for use abroad and such powers shall be vested in the Directors.
DIVIDENDS AND RESERVE
140.	The Company in general meeting may declare dividends but no dividend shall exceed the amount recommended by the Directors.
141.	The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.
142.	No dividend shall be paid otherwise than out of profits or out of the share premium account or as otherwise permitted by the Law.

143.	The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit. The Directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.
144.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the periods in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.
145.	The Directors may deduct from any dividend payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.
146.	The Directors may declare that any dividend or bonus is paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of any other Company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional Certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.
147.	Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or in the case of joint holders, to the registered address of that one of the joint holders who is first named on the Register or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent.
148.	If several persons are registered as joint holders of any shares, any of them may give effectual receipt for any dividend paid in respect of those shares.
149.	No dividend shall bear interest against the Company.
ACCOUNTS
150.	The Directors shall cause proper books of account to be kept with respect to:-
(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.
Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

151.	The books of account shall be kept at the Registered Office, or subject to the provisions of the Law, at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

152.	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Law or authorised by the Directors or by the Company in general meeting.

153.	The Directors shall from time to time cause to be prepared and to be laid before the Company in general meeting Profit and Loss Accounts, Balance Sheets, group accounts (if any) and such other reports and accounts as may be required by Law.
AUDIT
154.	The Company may at an annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and fix his or their remuneration.
155.	The Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by resolution of the members in general meeting in which case the members at that meeting may appoint Auditors. The Directors may appoint a person to fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.
156.	Every Auditor of the Company shall have a right of access at all times to the books of accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.
157.	Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or the members at a general meeting, make a report on the accounts of the Company in general meeting during their tenure of office.

CAPITALISATION OF PROFITS
158.	The Company in general meeting may upon the recommendation of the Directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free from distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportions aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution. Provided that a share premium account and a capital redemption reserve fund may, for the purpose of this Article, only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.
159.	Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional Certificates or by payment in cash or otherwise as they think fit for the class of shares or debentures becoming distributable in fractions, and also to authorise any person to enter into, on behalf of all the members entitled thereto, an agreement with the Company providing for the allotment to them respectively, credited as fully paid-up, of any further snares or debentures to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.
NOTICES
160.	All notices shall be in writing and may be given by the Company to any member either personally, by confirmed facsimile transmission, cable, telegram, telex with confirmed answerback, or by sending it by post to him or to his registered address, or if he has no registered address, to the address, if any, within or without the Cayman Islands supplied by him to the Company for the giving of notice to him. Any letter sent to an address outside the Cayman Islands shall be sent by airmail.
161.	(a)	A notice shall be deemed to be received as of the date of transmission if sent by confirmed facsimile transmission, cable, telegram or telex with confirmed answerback.

	(b)	A notice shall be deemed to be received as of the date of receipt if sent by registered or certified mail, postage prepaid, return receipt requested or personally delivered.
162.	A notice may be given by the Company to the person entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in prepaid letter addressed to them by name, or by the title or representatives of the deceased or trustee of the bankrupt, or by any like description, at the address if any, within or without the Cayman Islands supplied for the purposes by the persons claiming to be so entitled, or (until such an address has been supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.
163.	A notice may be given by the Company to the joint holders of any shares by giving the notice to the first named in the Register.
164.	Notice of every general meeting shall be given in any manner hereinbefore authorised to:-
(a)	every person shown as a member in the Register as of the record date for such meeting;

(b)	every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a member on record where the member on record but for his death or bankruptcy would be entitled to receive notice of the meeting; and
No other person shall be entitled to receive notices of general meetings.
WINDING UP
165.	If the Company shall be wound up, the Liquidator may, with the sanction of the Company and any other sanction required by law, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members of different classes of members. The Liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members as the Liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

166.	If the Company shall be wound up, and the assets available for distribution amongst the members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the members shall be more than sufficient to repay the whole of the capital to the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the capital at the commencement of the winding up paid on the shares held by them respectively. But this Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.
FISCAL YEAR
167.	The Fiscal year of the Company shall end on the 31st day of December in each year unless the Directors prescribe some other period therefor.

INDEMNITY
168.	Every Director, Secretary, or Other officer of the Company and their heirs and personal representatives shall be entitled to be indemnified out of the assets of the Company against all actions, proceedings, costs, damages, expenses, claims, losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted, and no Director or person as aforementioned shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto.
ALTERATION OF ARTICLES OF ASSOCIATION
169.	The Company may from time to time alter or add to these Articles by passing and registering a Special Resolution in the manner prescribed by the Law. No member of the Company shall be bound by any alteration made in the Memorandum of Association or in the Articles after that date on which he became a member, if and so far as the alteration requires him to take or subscribe for more shares, than the number held by him at the date on which the alteration is made, or in any way increases his liability as at the date to contribute to the share capital of, or otherwise to pay money to, the Company unless such member agrees in writing to be bound by the alteration either before or after it is made.
TRANSFER BY WAY OF CONTINUATION
170.	If the Company is registered as an exempted company as defined in the Law, it shall, subject to the provisions of the Law, have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

Dated this 13 day of May 1997.

NAME, ADDRESS AND DESCRIPTION OF SUBSCRIBER

/s/ Richard W. Harris

Richard W. Harris,
P.O. Box 258, Grand Cayman
Chartered Accountant

/s/

Witness to the above signature
I, GRACE LUCY EBANKS Asst. Registrar of Companies in and for the Cayman Islands DO HEREBY CERTIFY that this is a true copy of the Articles of Association of this Company duly registered on the 14th day of MAY 1997.

/s/ Grace Lucy Ebanks
Asst. Registrar of Companies
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